Exhibit 3.13

DUPLICATE FOR THE FILE

NUMBER 225963

UNLIMITED COMPANY

Certificate of Incorporation

I hereby certify that

STARGAZER PRODUCTIONS

is this day incorporated under the Companies Acts 1963 to 1990.

Given under my hand at Dublin, this Thursday, the 8th day of December, 1994

For Registrar of Companies

Certificate received by:	Direct Incorporations
Clifton House
Lower Fitzwilliam Street
Dublin 2

Signed:	Date:	12-12-94

Reg Post